Exhibit 23 (a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-100068 of Allstate Life Insurance Company (the "Company") on Form S-3 of our report dated February 24, 2005 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in method of accounting for certain nontraditional long-duration contracts and for separate accounts in 2004 and changes in the methods of accounting for embedded derivatives in modified coinsurance agreements and variable interest entities in 2003), appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2004, to its use in the Statements of Additional Information (which are incorporated by reference in the prospectuses of the Company), which are part of Registration Statements No. 333-114560, 333-114561, 333-114562, and 333-102934 of Allstate
Financial Advisors Separate Account I (the "Account"), to the use of our report dated March 24, 2005 relating to the financial statements of the Account also appearing in such Statements of Additional Information and to the reference to us under the heading "Experts" in such Statements of Additional Information and in Exhibit 99 of Part II of this Registration Statement.


/s/ Deloitte & Touche, LLP
Chicago, Illinois
April 25, 2005


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Exhibit 23 (b)

                                   CONSENT OF
                               FOLEY & LARDNER LLP


     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectuses included in Post-Effective Amendment 3 to the Form S-3 Registration Statement of Allstate Life Insurance Company (File No. 333-100068).

/s/  Foley & Lardner LLP
FOLEY & LARDNER LLP

Washington, D.C.
April 14, 2005